Exhibit 99.2

VALENCE TECHNOLOGY CONFIRMS FINANCIAL GUIDANCE FOR THE FIRST QUARTER OF 2006 AND
                 RAISES EXPECTATIONS FOR SECOND QUARTER OF 2006

AUSTIN, TEXAS -- JULY 13, 2005 -- Valence Technology Inc. (Nasdaq:VLNC), developers of Saphion(R) technology, the first commercially available, safe, phosphate-based lithium-ion battery technology, provides the following guidance for all investors in adherence with Regulation FD as issued by the United States Securities and Exchange Commission. All guidance amounts are before any potential special items.

Valence is providing the following financial guidance:
Projected revenue for the first quarter of fiscal year 2006 of approximately $3.2 million, representing 35% sequential quarterly growth; Projected revenue for the second quarter of fiscal year 2006 in the range of $4.5 million to $5.5 million.

"As a result of higher than expected orders from Segway LLC and the successful ramp-up of our operations in China, we expect strong results for Q1 2006 and have the opportunity to exceed the previous guidance for Q2 2006," said Stephan Godevais, chairman of the board of Valence Technology Inc.

In separate news issued today, Valence Technology announced the appointment of Dr. James Akridge as CEO.

ABOUT VALENCE TECHNOLOGY INC.
Valence Technology is a leader in the development and commercialization of Saphion(R) technology, the industry's first commercially available, safe, large-format Lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou and Shanghai, China. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the internet at www.valence.com.

FORWARD-LOOKING STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our financial guidance for the first two fiscal quarters of fiscal year 2006. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our


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manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended March 31, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

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MEDIA CONTACT:                            INVESTOR CONTACT:
Lois Paul Partners, LLC                   Valence Technology, Inc.
Daphne Kent                               investor@valence.com
daphne_kent@lpp.com                       512-527-2921
512-638-5305